                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           SOUTHERN ENERGY HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)       Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------

        4)       Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

        5)       Total fee paid:

                 ---------------------------------------------------------------
        Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

                 ---------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

        3)       Filing Party:

                 ---------------------------------------------------------------

        4)       Date Filed:

                 ---------------------------------------------------------------

                       PRELIMINARY - NOT FOR DISTRIBUTION

                           SOUTHERN ENERGY HOMES, INC.

                  Notice of 2002 Annual Meeting of Stockholders

                                  May 21, 2002

To the Stockholders:

         The 2002 Annual Meeting of the Stockholders of SOUTHERN ENERGY HOMES, INC. will be held on Tuesday, May 21, 2002, at 10:00 A.M. at the offices of The Banc Corporation, located at 17 North 20th Street, Birmingham, Alabama, for the following purposes:

         1. To elect a Board of eight Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

         2. Amending the certificate of incorporation to apply section 203 of the Delaware General Corporation Law.

         3.       Approval of the 2002 Incentive Award Plan.

         4. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 8, 2002, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the Annual Meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                            By order of the Board of Directors



                                            Keith W. Brown
                                            Secretary

Addison, Alabama
April 22, 2002

                       PRELIMINARY - NOT FOR DISTRIBUTION

                           SOUTHERN ENERGY HOMES, INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southern Energy Homes, Inc. (the "Corporation") for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, May 21, 2002, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is on or about April 22, 2002.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. Proposals Two and Three require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. Abstentions and "non-votes" will have no effect on the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

         The Corporation's principal executive offices are located at 144 Corporate Way, Addison, Alabama 35540 and its telephone number is (256) 747-8589.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 8, 2002 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 12,133,865 shares of Common Stock, par value $.0001 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         All of the Corporation's current Executive Officers, including Messrs. Wendell Batchelor, Keith Holdbrooks, and Keith Brown, who are also Directors and nominees, will be eligible to participate in the 2002 Incentive Award Plan, which is to be considered by the stockholders as Proposal Three at this Annual Meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Eight Directors of the Corporation are to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the eight nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Corporation or its subsidiaries, except for Wendell L. Batchelor and Clinton O. Holdbrooks, who are the uncle and father, respectively, of Keith O. Holdbrooks, President and Chief Operating Officer and Director of the Corporation, and uncles of Dan Batchelor, Vice President and General Counsel of the Corporation.

                                         Year First
                                         Elected a     Position With the Corporation or Principal
Name of Nominee                Age       Director      Occupation During the Past Five Years
---------------                ---       ----------    ------------------------------------------
Wendell L. Batchelor           59        1982          Chairman of the Corporation's Board since 1996. Since 1982, Chief Executive
                                                       Officer and a Director of the Corporation. President of the Corporation 1982
                                                       To 1999.

Johnny R. Long                 55        1982          Executive Vice President of the Corporation 1996 - 1999. Vice President of
                                                       the Corporation from 1982 To 1999 and a Director.

Keith O. Holdbrooks            41        1998          President since 1999. Director since 1998. Since 1996, Chief Operating
                                                       Officer of the Corporation. General Manager of the Corporation's Southern
                                                       Homes division from 1991 to 1996.

Keith W. Brown                 46        1989          Executive Vice President since 1996. Chief Financial Officer of the
                                                       Corporation since 1982; Treasurer since January 1993; Secretary from 1982 to
                                                       January 1993 and from September 1993 to present; and a Director since 1989.

Louis C. Henderson, Jr.        64        2000          Management consultant of Henderson & Associates since 1999, a firm engaged in various consulting activities. From February, 1997 until June, 1998,
                                                       President and Chief Executive Officer of Wall Street Deli, Inc., an operator and franchiser of upscale delicatessen style restaurants. President of The
                                                       Hackney Group from 1989 until 1996, a privately owned company, managing a diverse group of manufacturing, distribution and service companies. Senior
                                                       Vice President Operations of Protective Life Corporation from 1981 until 1989 and Chief Financial Officer from 1986 to 1989.

Clinton O. Holdbrooks          63        2000          Chairman of the Board of Directors Colonial Bank - Central Alabama Region
                                                       since 2000, headquartered in Birmingham, Alabama. Chairman of the Board of
                                                       Directors Colonial Bank, East Central Region from 1990 to 2000, headquartered in Anniston, Alabama. Director of Colonial BancGroup, Montgomery, Alabama
                                                       since 1986.

A.C. (Del) Marsh               45        2000          Chairman of the Board of Directors and CEO of IPC Aerospace since 1988.
                                                       Headquartered in Anniston, Alabama, IPC Aerospace is one of the world's leading providers in the business of piece part repair of pneumatic and hydraulic components. Alabama state senator since 1998.

James A. Taylor                60        2000          Chairman of the Board and CEO of Banc Corporation since 1997, a publicly traded bank holding company headquartered in Birmingham, Alabama, which has locations throughout Alabama and Florida. Chairman of the Board of Directors
                                                       and CEO of Alabama National BanCorporation from 1986 to 1996. President of
                                                       DISCO Aluminum Products, Inc. from 1977 to 1979.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 2001, there were four meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee; the functions of a Nominating Committee are filled by the Board of Directors.

         The Corporation pays each of the Directors who is not an employee of the Corporation (Louis C. Henderson, Jr., Clinton O. Holdbrooks, Johnny R. Long, Del Marsh, and James A. Taylor) $12,000 per annum, in quarterly installments, for their attendance at and participation in meetings of the Board of Directors and its Committees. The Corporation currently has no arrangement for the compensation of its employees who are also Directors for their services on the Corporation's Board of Directors or participation in Committees of the Board of Directors. The Corporation does reimburse all Directors for any expenses they may incur in attending meetings of the Board of Directors or its Committees.

         In the latter part of fiscal 2001, the Board's Compensation and Stock Option Committees were combined into a single committee, the members of which are Louis C. Henderson, Jr., Johnny R. Long, Del Marsh and James A. Taylor. During most of fiscal 2001, before the two committees were combined, the Compensation Committee of the Board of Directors was composed of Johnny R. Long, Louis C. Henderson, Jr., and Del Marsh. The Compensation Committee recommends to the Board of Directors compensation for the Corporation's key employees. The Compensation Committee met once in 2001. Prior to the establishment of the combined committee, the Stock Option Committee members were Johnny R. Long, Louis C. Henderson, Jr., and Clinton O. Holdbrooks. The Stock Option Committee was responsible for administration of the Corporation's 1993 Stock Option Plan. The Stock Option Committee met once during 2001. Effective November 14, 2001, the combined committee, which is now titled the "Compensation Committee," has assumed the duties and responsibilities of both the former Compensation Committee and the former Stock Option Committee.

         The Audit Committee of the Board of Directors consists of Louis C. Henderson, Jr. (Chairman), Del Marsh and James A. Taylor. The Audit Committee reviews with the Corporation's independent accountants the scope of the audit for the year, the results of the audit when completed and the independent accountants' fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with the independent accountants the Corporation's internal accounting controls and financial management practices. During fiscal 2001, the Audit Committee held four meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 8, 2002 certain information with respect to beneficial ownership of the Corporation's Common Stock by: (i) each person known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock; (ii) each of the Corporation's directors, (iii) each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named stockholder or from public records. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                                                 Amount and Nature of
      Name of Beneficial Owner                                 Beneficial Ownership (1)     Percent of Class
      ------------------------                                 ------------------------     ----------------
Wendell L. Batchelor                                                    1,250,646                10.0%

Johnny R. Long                                                            787,503                 6.5%

Keith O. Holdbrooks                                                       450,033                 3.6%

Keith W. Brown                                                            350,430                 2.8%

Dan E. Batchelor                                                           39,900                   *

Louis C. Henderson, Jr                                                     13,500                   *

Clinton O. Holdbrooks                                                     512,700                 4.2%

A.C. (Del) Marsh                                                          127,500                 1.1%

James A. Taylor                                                            85,500                   *

Heartland Advisors, Inc.                                                  594,800                 4.9%
   789 North Water Street
   Milwaukee, WI 53202

Dimensional Fund Advisors                                                 833,725                 6.9%
   1299 Ocean Ave. 11th Floor
   Santa Monica, CA 90401

Fuller & Thaler Asset Management, Inc.                                    850,035                 7.0%
   411 Borel Ave. Suite 402
   San Mateo, CA 94402

All executive officers and directors as a group                         3,617,712                27.7%
(9 persons)

*  Less than one percent

(1) Includes currently exercisable options to purchase 333,779, 26,250, 339,999, 183,778, 16,000, 7.500, 7,500, 7,500 and 7,500 shares of common stock held by Messrs. Wendell Batchelor, Long, Keith Holdbrooks, Brown, Dan Batchelor, Henderson, Clinton Holdbrooks, Marsh and Taylor, respectively.

                                  PROPOSAL TWO

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION,
          TO APPLY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         Article Eight of the Corporation's Certificate of Incorporation (the "Charter") currently provides that the Corporation is not subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Delaware Law"). The Board of Directors is proposing that the Charter be amended to provide that Section 203 apply to the Corporation.

         The Corporation's Charter, including Article Eight, was adopted in connection with the Corporation's reorganization as a Delaware corporation shortly before its initial public offering in 1993, at the direction of Lee Capital Holdings, LLC, which was then, together with certain of its affiliates, a controlling shareholder of the Corporation. Those controlling shareholders subsequently sold most of their investment in the Corporation in a secondary offering in 1996 and the remainder in transactions not involving any public offering during 2001. The Board now believes that this provision should be amended. The present provision is not typical for similarly situated public companies, and the Board believes, for the reasons set forth below, that the adoption of the proposed amendment by the stockholders is advisable and in the best interests of the Corporation.

         Description of Delaware Law Section 203. Section 203 was enacted in Delaware in 1988. The purpose of the law was to strike a balance between the benefits of an unfettered market for corporate shares and the well-documented and judicially recognized need to limit abusive takeover tactics. As a Delaware corporation, the Corporation may make an election as to whether it will be subject to Section 203.

         Section 203 prevents a person who acquires 15% or more of the voting stock of a Delaware corporation (an "interested stockholder") from effecting a merger or certain other business combinations with such corporation for three years, unless the corporation's board of directors, prior to the date the acquiror becomes an interested stockholder, approves either the business combination or the transaction that results in the acquiror's becoming an interested stockholder. In the absence of such board approval, an acquiror may nonetheless merge or enter into other business combinations with the corporation if it can satisfy either of two additional exceptions: (i) the interested stockholder acquires at least 85% of the outstanding voting stock of the corporation (excluding shares owned by director-officers and certain employee stock plans) in the same transaction in which it becomes an interested stockholder; or (ii) the merger or other business combination is subsequently approved by the corporation's board of directors and holders of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 provides that a Delaware corporation may "opt out" from the applicability of the statute if such corporation's original certificate of incorporation contains a provision expressly electing not to be governed by such law. In the case of the Corporation, certain formerly controlling stockholders determined that such an "opt out" was appropriate and therefore such a provision was included in the Charter.

         Reasons for Amendment. The Board believes that amending the Charter to cause the Corporation to be subject to Section 203 of the Delaware Law would provide statutorily sanctioned protection for the Corporation's stockholders in dealing with situations in which the Corporation is confronted with coercive and unfair takeover tactics, and would place the Corporation's stockholders on an equal footing with stockholders of other Delaware corporations that have the protection of Section 203 of the Delaware Law, including the vast majority of publicly-held companies. The availability of Section 203 procedures would enable the Board to address unilateral actions by acquirors that could deprive the Corporation's stockholders of their ability to determine the destiny of the Corporation or to receive a fair price for their shares in a sale of the Corporation. These actions could include an offer that does not treat all stockholders equally, a creeping acquisition of shares in the open market and other coercive takeover tactics. The application of Section 203 would not prevent the Board from considering an offer to acquire all or part of the Corporation or from approving such offer if the Board believes the offer to be in the best interests of the Corporation's stockholders. As described above, the Board may waive the applicability of
Section 203 for particular transactions when it determines that such actions would be in the best interests of the Corporation's stockholders.

         Further, if the Corporation's stockholders subsequently desire that the Corporation "opt out" of the statute once again, Section 203 provides an ability for the Corporation to effect such a change. The affirmative vote of a majority of the stockholders entitled to vote would be required to adopt such an "opt out" provision. Under the Delaware Law, however, such an amendment would not be effective until 12 months after its adoption and would not apply to any business combination between the Corporation and any person who became an "interested stockholder" on or prior to such adoption. Such an amendment would first have to be declared by the Board to be advisable in order to be submitted to a stockholder vote.

         Following is the text of Article Eight as currently in effect, and as proposed to be amended:

                 Currently in effect:                                     As proposed to be amended:

The Corporation hereby elects in this original               The Corporation hereby elects to be governed by
certificate of incorporation not to be governed by           Section 203 of the General Corporation Law of
Section 203 of the General Corporation Law of                Delaware.
Delaware.

         An effect of this proposal may be to discourage an unsolicited attempt to assume control of the Corporation by a holder of, or through the acquisition of, a large block of the Corporation's outstanding shares, or to hinder an attempt to remove the incumbent management of the Corporation. Management has no knowledge of any specific efforts to accumulate the Corporation's outstanding common stock, to obtain control of the Corporation or to remove management.

         The Board believes, for all the reasons discussed above, that the adoption of the proposed amendment by the stockholders is advisable and in the best interests of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE

                    APPROVAL OF THE 2002 INCENTIVE AWARD PLAN

         The Board of Directors has adopted the Southern Energy Homes, Inc. 2002 Incentive Award Plan (the "Incentive Plan"), subject to the approval of stockholders at this Annual Meeting.

         The Corporation has since 1993 maintained an employee stock option plan, which the Board of Directors and management believes has served as a valuable incentive for employees of the Corporation. The present plan, which is the 1993 Stock Option Plan (the "1993 Plan"), authorized 1,500,000 shares of the Corporation's Common Stock for issuance upon exercise of options, of which only 206,541 shares presently remain available for grant. In addition, the 1993 Plan will expire by its own terms within less than one year. Therefore, this new Incentive Plan, if approved by the stockholders, is intended to replace the existing plan. The 1993 provides only for incentive stock options and non-qualified stock options; this Incentive Plan would also authorize restricted stock awards, as well as incentive stock options and non-qualified stock options. The Board of Directors believes this will provide additional flexibility with respect to long-term and incentive compensation for key employees, and will thereby enhance stockholder value.

Summary of the Incentive Plan

         Purpose; Types of Awards and Individual Terms. The purpose of the Incentive Plan is to provide long-term incentives and rewards to those employees largely responsible for the success and growth of the Corporation, to assist the Corporation in attracting and retaining such employees and to associate their interests with those of the Corporation's stockholders. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Awards under the Incentive Plan may include incentive stock options, non-qualified stock options, restricted stock or any combination of the foregoing. The form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among participants. Any participant may be granted multiple awards, and the Incentive Plan does not provide maximum or minimum limits on the number of shares available for grant to any one participant or group of participants, except as specified below under the discussion of "Incentive Stock Options and Non-qualified Options."

         Shares Issuable Under the Incentive Plan. The Incentive Plan makes available a total of 1,500,000 shares, which may be either authorized but unissued shares or treasury shares. In the event of a lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance, the shares subject to or reserved therefor may again be used for new awards, so long as the number of shares issued under the Incentive Plan does not exceed 1,500,000.

         Persons Eligible. Active full time and part time key employees of the Corporation and its subsidiaries are eligible to participate in the Incentive Plan. Non-employee directors are not eligible. While the concept of a "key employee" eligible to participate is necessarily flexible, as of the 2001 fiscal year end, 107 employees (including a total of four executive officers) have been granted options under the 1993 Plan. The Compensation Committee has sole authority and discretion to designate eligible participants and determine the types of awards to be granted and their terms and conditions, including the vesting schedule and exercise price.

         Incentive Stock Options and Non-qualified Stock Options. The option price for incentive stock options and non-qualified stock options may not be less than the fair market value of the common stock on the date of grant. For incentive stock options granted to persons owning 10% or more of the Corporation's outstanding stock, the option price may not be less than 110% of fair market value on the date of grant, and no person may be granted incentive stock options if under all plans of the Corporation such person holds options first exercisable during such calendar year for shares having an aggregate fair market value, as of the date of grant, of more than $100,000.

         Restricted Stock. Restricted stock grants may also be granted on terms established by the Compensation Committee as long as such grants are conditioned on continued employment with the Corporation.

         Non-transferability. No awards under the Incentive Plan or any rights or interest therein are assignable or otherwise transferable except by will or the laws of descent and distribution. Participants under the Incentive Plan have no rights as stockholders unless and until certificates for shares are issued to the participant.

         Amendment and Termination. Unless approved by the stockholders, the Incentive Plan may not be amended to increase the maximum number of shares under the Incentive Plan or the maximum number of shares that may be awarded to any individual, to extend the maximum period during which awards may be granted under the Incentive Plan, or to make any other changes in the Incentive Plan that would require stockholder approval under SEC Rule 16b-3. No awards may be made under the Incentive Plan after April 1, 2012, but the Incentive Plan will continue in effect for existing awards so long as such awards are outstanding. The Committee may terminate the Incentive Plan at any time in whole or in part, but such termination shall not adversely affect any rights or obligations with respect to any awards theretofore made. With the consent of the participant affected, the Committee may amend outstanding agreements evidencing awards in a manner not inconsistent with the terms of the Incentive Plan.

Federal Income Tax Treatment

         Incentive Stock Options. An employee should not realize taxable income at the time of the grant of an incentive stock option and the Corporation will not be entitled to a tax deduction with respect to such grant. No taxable income should be realized by an employee and the Corporation will not be entitled to a federal income tax deduction in respect of the exercise of an incentive stock option. However, exercise of an incentive stock option will give rise to an item of tax preference to the employee equal to the excess, on the date of exercise of the option, of the fair market value of the shares acquired through such exercise over the option price of such shares, and such item of tax preference may be subject to the alternative minimum tax. The Corporation would not be entitled to a tax deduction in respect of any such item of tax preference.

         If the shares acquired through the exercise of an incentive stock option are sold more than two years after the date of the grant of the option and more than one year after the date of the transfer of such shares to the employee, and the option price of such shares had been paid in cash, the full difference between the amount realized on the sale and the option price will constitute long or short term capital gain or loss (depending on whether the shares were considered held by the employee for federal income tax purposes for more than one year or more than eighteen months prior to such disposition) to the employee and no deduction will be allowed to the Corporation. However, if and to the extent that shares previously acquired by the employee had been delivered in payment of the option price of the option, upon sale of an equivalent number of shares received on exercise of the option, more than two years after the date of grant of the option and one year after the date of transfer of such shares to the optionee, the full difference between the amount realized on the sale and the adjusted tax basis of the previously acquired shares delivered in payment of the option price should constitute capital gain or loss. Upon sale of any shares acquired on exercise of the incentive stock option in excess of the number of previously acquired shares delivered by the employee in payment of the option price, more than two years after the date of transfer of such shares to the employee, the amount realized on the sale of such shares should constitute capital gain. The Corporation will not be entitled to a tax deduction in respect of any such sales.

         If the shares acquired through the exercise of an incentive stock option are sold or otherwise disposed of at a gain within two years after the date of grant of the option or within one year after the transfer of such shares to the employee (a "disqualifying disposition"), the employee should realize income subject to tax at ordinary income rates equal to the difference between the option price of the shares and the lesser of (a) the amount realized on such disposition and (b) the fair market value of the shares on the date of exercise, with any appreciation after the date of exercise generally constituting long or short term capital gain (depending on whether the shares were considered held by the employee for federal income tax purposes for more than one year or more than eighteen months prior to such disposition). The Corporation should be able to claim a tax deduction in the amount of ordinary income (but not capital gain) realized by the employee. However, in the case of a disqualifying disposition by an employee who was an officer or director on the date of exercise of the option, the employee will generally realize income subject to tax at ordinary income rates and the Corporation will be entitled to a tax deduction in an amount equal to the difference between the option price of the shares and the lesser or (a) the amount realized on such disposition, and (b) the fair market value of the shares on the first day when the employee could have sold the shares at a profit without liability under the SEC short-swing profit rules, which would generally have been six months after the date of grant, with any appreciation thereafter generally constituting long or short term capital gain to the employee and without any tax deduction to the Corporation in respect of such gain. If shares, previously acquired by an officer or other employee through the exercise of an incentive stock option, are delivered by the employee in payment of the option price of an incentive stock option prior to satisfaction of the statutory holding periods applicable to such shares, such delivery will constitute a disqualifying disposition of such previously acquired shares that may give rise to ordinary income to the employee and a tax deduction to the Corporation in accordance with the rules described above, and no capital gain would be realized by the employee at the time of such disposition.

         Non-qualified Stock Options. An employee who is granted an option which does not qualify as an incentive stock option should not be subject to federal income tax upon the grant of the option, and the Corporation should not be entitled to a tax deduction by reason of such grant. Upon exercise of the option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee and subject to withholding unless the shares so received are subject to a substantial risk of forfeiture, in which event (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding only at the time the shares are no longer subject to a substantial risk of forfeiture, with the amount of compensation realized being the excess of the fair market value of the shares at that time over the option price. Shares received by an officer or director of the Corporation upon exercise of an option would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation, generally a period of six months after the option was granted. The Corporation may claim a tax deduction at the time and in the amount that such taxable compensation is realized by the employee.

         Restricted Stock Awards. Unless an election is made as described below, an employee who receives an award of restricted stock under the Incentive Plan will not realize taxable income at the time of the award, nor will the Corporation be entitled to a tax deduction at that time. When the awards become vested (i.e., when restrictions lapse through passage of time or otherwise) or the election described below is made, participants will realize income and the Corporation may claim a deduction at such time in an amount equal to the fair market value of the shares less any amount paid by the participant. Dividends paid to the employee with respect to restricted stock prior to their vesting constitute compensation and, as such, are taxable to the participant and deductible by the Corporation.

         Pursuant to provisions of Section 83(b) of the Internal Revenue Code as amended, the recipient of restricted stock under the Incentive Plan may elect to be taxed at the time of the award. If the participant so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the participant, will be taxed to the participant as ordinary income and will be deductible by the Corporation. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Corporation. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

New Benefits Under the Incentive Plan.

         While it is expected that all current executive officers, including the named executive officers, will be eligible for awards under the Incentive Plan, and likely will be granted awards in the future, the number, terms and values of such awards are not presently determinable.

Recommendation of the Board of Directors

         The Board of Directors believes this Incentive Plan will increase the involvement of its employees in the Corporation's well-being and will provide employees with added incentive to promote the Corporation's success and encourage them to remain in its employ, thus benefiting the Corporation and its stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2002 INCENTIVE AWARD PLAN.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation's Compensation Committee currently consists of Messrs. Long, Marsh, Taylor and Henderson. None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. Mr. Long was formerly Executive Vice President of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 28, 2001.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                                   Long-Term
                                             -------------------                                  Compensation
                                                                                                     Awards
                                                                                     Other         Securities      All Other
        Name and                     Year        Salary           Bonus              Annual       underlying     Compensation(5)
   Principal Position               Ended         ($)              ($)            Compensation   options (#)(4)        ($)
   ------------------              --------      -------          -------         ------------   --------------  ---------------
Wendell L. Batchelor               12/28/01      150,000               25               (3)        100,000           2,541
Chairman & CEO                     12/29/00      150,000                0               (3)        100,000           2,553
                                   12/31/99      216,949(1)       101,979(1)            (3)         15,000           2,043

Johnny R. Long                     12/28/01            0                0               (3)          3,750               0
Executive Vice President           12/29/00            0                0               (3)          3,750               0
                                   12/31/99       31,731(2)       179,288(2             (3)           None             630

Keith W. Brown                     12/28/01      135,000               25               (3)         25,000           1,354
Executive Vice-President,          12/29/00      135,000              303               (3)         25,000           1,339
Chief Financial Officer,           12/31/99      135,000          264,573               (3)         15,000           1,044
Treasurer and Secretary

Keith O. Holdbrooks                12/28/01      208,077           60,025               (3)        100,000             957
President &                        12/29/00      150,000           90,706               (3)        100,000             858
Chief Operating Officer            12/31/99      150,000          264,573               (3)         15,000             630

Dan E. Batchelor                   12/28/01      225,000               25               (3)         10,000             957
Vice-President,                    12/29/00      225,000                0               (3)          4,000               0
General Counsel                    12/31/99      225,021                0               (3)          2,000               0

------------------------
(1) At Mr. Wendell Batchelor's request, effective March 27, 1999, his base salary was reduced and bonus compensation right was suspended.

(2)      Mr. Long retired June 1, 1999.

(3) The aggregate amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(4) Options granted to executive officers during the periods were granted pursuant to the Corporation's 1993 Stock Option Plan, and have been adjusted for subsequent stock splits through December 28, 2001.

(5) Includes the following for 2001: (i) matching contributions in the amount of $957 made by the Corporation to its 401(k) plan on behalf of each named executive officer, except for Mr. Keith Brown which was $909; (ii) $1,584 and $445, which represents the portion of the premium payment that is attributable to term insurance coverage for Messrs. Wendell Batchelor and Brown, respectively, as determined by tables supplied by the Internal Revenue Service.

Stock Option Plans

         The following tables set forth certain information with respect to the stock options granted to the named executive officers during the fiscal year ended December 28, 2001 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at the end of such fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                             ----------------------------------------------------------
                                                                                                  Potential
                                                                                               Realizable Value
                              Number of       % of Total                                          at Assumed
                              Securities       Options                                         Annual Rates of
                              Underlying      Granted to                                         Stock Price
                               Options       Employees         Exercise                       Appreciation For
                               Granted           in             Price        Expiration        Option Term (3)
Name                             (#)         Fiscal Year       $/Share          Date          5% ($)      10%($)
----                         -----------     -----------       --------      ----------       ------     -------
Wendell L. Batchelor         100,000 (1)         29%             1.55          5/13/11        97,495     246,450

Keith W. Brown                25,000 (1)          7%             1.55          5/13/11        24,374      61,613

Keith O. Holdbrooks          100,000 (1)         29%             1.55          5/13/11        97,495     246,450

Dan E. Batchelor              10,000 (2)          3%             1.55          5/13/11         9,750      24,645

------------------------
(1)      Options are fully exercisable upon grant.
(2)      Options are vested equally over two years from date of grant.
(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of Securities          Value of Unexercised
                                     Shares         Value        Underlying Unexercised        In-the-Money Options at
                                  Acquired on      Realized      Options at 12/28/01(#)            12/28/01($)(2)
Name                              Exercise (#)      ($)(1)      Exercisable/Unexercisable     Exercisable/Unexercisable
----                              ------------     --------     -------------------------     -------------------------
Wendell L. Batchelor                  -0-            -0-               333,779/ -0-                  282,630 / -0-

Keith W. Brown                        -0-            -0-               183,778/ -0-                   73,605 / -0-

Keith O. Holdbrooks                   -0-            -0-               339,999/ -0-                  282,630 / -0-

Dan E. Batchelor                      -0-            -0-             4,000 / 12,000                 3,798 / 14,774

(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the closing price of the Company's Common Stock on December 28, 2001 on the Nasdaq National Market of $2.70, minus the respective option exercise prices.

EMPLOYMENT AGREEMENTS

         From 1989 through June 1, 2001, the Corporation employed Wendell L. Batchelor and Keith W. Brown pursuant to employment contracts. By mutual agreement between the Corporation and Messrs. Batchelor and Brown, respectively, these agreements were terminated effective June 1, 2001, and both officers continue in their present positions and at the same base salary as in effect immediately prior to the termination.

         Each of the employment agreements provided for automatic renewals for successive one-year periods unless sooner terminated by the specified executive or the Corporation by notice not less than 90 days prior to the date of renewal or by the Corporation immediately for "cause" or for other than "cause" upon 30 days' prior notice. The employment agreements also provided for the payment of severance of up to six months' base salary payable in six equal monthly installments in the event the executive was terminated by the Corporation.

         Mr. Wendell Batchelor's employment agreement, as most recently amended prior to termination of the agreement, provided that he serve as Chief Executive Officer of the Corporation at a base salary of $12,500 per month (this reflects a salary reduction, at Mr. Batchelor's request during fiscal 1999, from the previous amount of $36,667 per month). In addition to his base salary, he was entitled to receive monthly incentive bonus compensation in an amount equal to 2% of the Corporation's monthly net operating income before interest expenses, taxes and amortization for organizational expenses, goodwill and certain other amounts ("Net Income"). Mr. Batchelor also suspended his participation in that bonus program in 1999.

For the year ended December 31, 1999, Mr. Batchelor received a bonus of approximately $101,979 (through March 27, 1999).

         Under Mr. Brown's employment agreement, as most recently amended prior to termination of the agreement, he served as Chief Financial Officer of the Corporation at a base salary of $11,250 per month. In addition to his base salary, Mr. Brown was entitled to receive monthly bonus compensation payable in an amount equal to 1.75% of the Corporation's monthly Net Income.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Corporation's executive compensation program has been administered by the Compensation Committee of the Board of Directors (the "Committee") since the Corporation became a public company on March 12, 1993. None of the members of the Committee is an employee of the Corporation or its subsidiaries; Mr. Long was formerly Executive Vice President, prior to his retirement in 1999.

         From 1989 until mid-2001, the Corporation's executive officers, other than Mr. Keith Holdbrooks and Mr. Dan Batchelor, were compensated pursuant to employment contracts, and accordingly, the Committee's deliberations with respect to these officers historically involved a determination as to whether the contracts should be amended to change the compensation or other terms thereof, and whether to permit the contracts to automatically renew for successive one year periods. Deliberations concerning compensation the other named executive officers has involved considerations similar to those described below with respect the compensation paid pursuant to the employment contracts.

         Effective June 1, 2001, the employment agreements with Mr. Wendell Batchelor and Mr. Keith Brown were terminated, at the mutual agreement of these executive officers and the Corporation. In reaching its decision to recommend that the Board of Directors agree to terminate the agreements, the Committee took into consideration both the positive and potentially negative effects of such action, and reached the determination that, for the present time, the Corporation will be best-served by having more flexibility in structuring and setting executive compensation, with a view toward achieving the best balance between rewards for short-term financial performance and rewards and incentives for the Corporation's long-term well-being.

         The compensation paid to executive officers under to the employment contracts, which continued in effect for the first half of 2001, consisted of a combination of base salaries and monthly bonuses. The bonus compensation payable was tied to the Corporation's "net income" as defined under the contracts and accordingly was intended to reward the executive officers for improvements in the Corporation's financial results. A significant component of the executive officers' compensation consisted of the bonuses, and accordingly their compensation was in substantial large measure directly related to the financial performance of the Corporation as measured by its net income. See the discussion earlier in this Proxy Statement of "Executive Compensation - Employment Agreements."

         In its deliberations with respect to the review of the employment contracts, the Committee considered the past performance of the officers, their level of responsibilities, and the Committee's view of the level of compensation necessary to attract and retain talented individuals in the competitive environment in which the Corporation operates. The Committee assigned no particular weight to any one factor, and viewed the deliberations as an exercise of subjective judgment on the part of the Committee. Salary and bonus for the executive officers not party to employment contracts, was determined by the Committee based on these same factors.

         Upon the mutual decision to terminate the employment contracts, the Committee considers it appropriate that the Corporation's compensation policies for its executive officers should continue to reward the executive officers for improvements in the Corporation's financial results. A significant component of the executive officers' compensation should continue to be bonuses directly related to the financial performance of the Corporation as measured by its net income. Accordingly, the Committee confirmed that annual salary and cash and stock bonus and incentive awards would continue to be the principal components of compensation for executive officers. The Committee also expects that it will continue to take into consideration, in addition to the Corporation's performance, each executive officer's individual responsibilities and performance. The Committee also intends to take into consideration compensation levels for other companies engaged in the manufactured housing business and compensation levels for executive officers of public companies generally.

Compensation of Wendell Batchelor, Chairman and Chief Executive Officer

         The Committee established the compensation of Wendell L. Batchelor, Chief Executive Officer of the Corporation for the fiscal year ended December 28, 2001, using the same general criteria that were used to determine the compensation of other executive officers, as described above. Mr. Wendell Batchelor received a salary of $150,000, for the fiscal year ended December 28, 2001. Mr. Batchelor received no bonus for the year ended December 28, 2001. The Stock Option Committee granted options for 100,000 shares to Mr. Batchelor during fiscal 2001, and in setting the cash portion of his compensation, the Compensation Committee took this significant long-term incentive into consideration.

The foregoing report has been approved by all members of the Committee.

                                             COMPENSATION COMMITTEE



                                             Louis C. Henderson, Jr.
                                             Johnny R. Long
                                             A.C. (Del) Marsh
                                             James A. Taylor

                             AUDIT COMMITTEE REPORT

         During fiscal 2001, the Audit Committee of the Board of Directors (the "Audit Committee") consisted of three of the Company's directors: Messrs. Henderson, Marsh and Taylor. All members of the Company's Audit Committee are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), which was approved and adopted by the Board of Directors on May 22, 2000. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: recommending the engagement and overseeing the performance of the Company's independent auditors; reviewing the Company's financial disclosure documents; monitoring the Company's financial reporting process and internal control systems; monitoring potential conflicts of interest among the Company and its executive officers and directors; and providing a liaison between the independent auditors and the Board of Directors.

         The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 28, 2001. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Arthur Andersen LLP regarding their independence, and has discussed the matter with the auditors.

         Based on its review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001.

                                                     Audit Committee
                                                     Louis C. Henderson, Jr.
                                                     Del Marsh
                                                     James Taylor

                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative total return to shareholders on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group (the "Peer Group") of companies selected by the Corporation whose primary business is manufactured housing. The Peer Group consists of the following companies: American Homestar Corp., Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Kit Manufacturing, Liberty Homes - Class A, Nobility Homes, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation. It should be noted that the companies in the Peer Group are not perfectly comparable to the Corporation. Certain of the companies are either much larger or much smaller than the Corporation; some are involved in the production of manufactured housing and recreational vehicles; and some are vertically integrated to a much greater extent than the Corporation and engage, for instance, in more significant retail sales and local development activities.

         The graph and the table assume $100.00 was invested in December, 1996 in each of the Corporation's Common Stock, the S&P 500 Index and in the Peer Group and also assumes reinvestment of dividends. The 2000 cumulative returns were such that $100.00 invested in December 1995 had the following values at December 2000: Southern Energy Homes, Inc., $23.48; S&P 500 Index, $188.66 and Peer Group, $83.21.

                               [PERFORMANCE GRAPH]

                        COMPARISON OF CUMULATIVE RETURNS

                                                                  Measurement Period

                                     Base Period     December     December     December      December       December
Company Name/Index                 December 1996       1997         1998         1999          2000           2001
------------------                 -------------     --------     --------     --------      --------       --------
Southern Energy Homes, Inc.             100             69.57        53.26        20.38          8.15         23.48
S&P 500 Index                           100            133.36       171.48       207.56        188.66        188.66
Peer Group                              100            132.28       119.75        62.24         51.18         83.21

                              CERTAIN TRANSACTIONS

         In January 1993, the Corporation reincorporated as a Delaware corporation by merging its predecessor, an Alabama corporation also known as Southern Energy Homes, Inc. ("SEH Alabama"), into the Corporation. As the surviving corporation, the Corporation assumed all of the obligations of SEH Alabama.

         On June 8, 1989, Lee Capital Holdings, then a Massachusetts general partnership (now Lee Capital Holdings, LLC), and two of its employees (the "Lee Group"), acquired 60% of the outstanding capital stock of SEH Alabama in a leveraged buyout (the "Acquisition"). The Acquisition was effected through the purchase of the stock of SEH Alabama by a newly formed corporation, SEH Acquisition Corp., 60% of which was owned by the Lee Group and 40% of which was owned by certain stockholders and members of SEH Alabama's management group.

         Since March 30, 1991, the Corporation has sold homes to a development company which has developed a residential subdivision in Gardendale, Alabama. This development company was until December, 1995 controlled by Wendell L. Batchelor and his brother-in-law, Clinton O. Holdbrooks. In December of 1995, Wendell L. Batchelor transferred his one-third interest in the development company to his two children, and Clinton O. Holdbrooks transferred his one-third interest in the development company to his two children, one of whom is Keith O. Holdbrooks, President, Chief Operating Officer and Director of the Corporation. For the fiscal year ended December 29, 2000 and December 28, 2001, sales to this development company were approximately $44,000 and $51,503, respectively. Transactions with the development company have been at prices and on terms no less favorable to the Corporation than transactions with independent third parties.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee meets during the second quarter of each year for the purpose of reviewing audit proposals for the ensuing year. After completing its review, the Audit Committee makes its recommendation to the Board of Directors concerning the appointment of independent public accountants to examine the consolidated financial statements of the Corporation and its subsidiaries for the ensuing fiscal year. The Board of Directors takes this recommendation under advisement and makes the final decision as to the independent auditor for the Company. As of the date of this Proxy Statement, the Audit Committee had not yet completed its review nor made its recommendation for the fiscal year ended January 3, 2003.

         Arthur Andersen LLP, independent certified public accountants, have served as the Corporation's auditors since 1992. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

                            INDEPENDENT AUDITOR FEES

         Audit Fees. Arthur Andersen LLP billed the Company an aggregate of $161,500 for professional services rendered by them in connection with its audit of the Company's financial statements for the fiscal year ended December 28, 2001 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2001.

         Financial Information Systems Design and Implementation. Arthur Andersen billed the Company an aggregate of $0 in connection with professional services rendered during fiscal 2001 to (i) directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network and (ii) design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

         All Other Fees. Arthur Andersen billed the Company an additional $103,304 for professional services rendered during fiscal 2000 for services not otherwise described above. These fees include fees for tax-related services.

         The Company's Audit Committee considered whether the non-audit services rendered by Arthur Andersen during fiscal 2001, as described under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above, and determined that such services were compatible with Arthur Andersen's independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 28, 2001, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with.

                DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2003 must be received at the Corporation's principal executive offices in Addison, Alabama on or before December 28, 2002. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                   10-K REPORT

         THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO KEITH W. BROWN, SOUTHERN ENERGY HOMES, INC., 144 CORPORATE WAY, ADDISON, ALABAMA 35540.

                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                             By order of the Board of Directors



                                             Keith W. Brown, Secretary

Addison, Alabama

April 19, 2002

                                                     APPENDIX TO PROXY STATEMENT
                                                     SOUTHERN ENERGY HOMES, INC.

                           SOUTHERN ENERGY HOMES, INC.
                            2002 INCENTIVE AWARD PLAN

          AS PROPOSED FOR APPROVAL OF THE STOCKHOLDERS ON MAY 21, 2002

1.       PURPOSE.

         The purposes of the 2002 Incentive Award Plan (the "Plan") are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of Southern Energy Homes, Inc. and its subsidiaries and divisions (the "Company"), to assist the Company in attracting and retaining personnel with experience and ability on a basis competitive with industry practices, and to associate the interests of such key employees with those of the Company's shareholders.

2.       ADMINISTRATION OF THE PLAN.

         (a) Committee. The Plan shall be administered by the Board of Directors or by a Committee of the Board of Directors consisting solely of two or more "non-employee directors," as defined from time to time in Rule l6b-3 promulgated under the Securities Exchange Act of 1934, who shall be designated by the Board of Directors of the Company (the administering body is hereafter referred to as the "Committee"). The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused.

         (b) Committee Actions. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

         (c) Committee Powers. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to (i) select the employees to be granted awards under the Plan ("Participants"), (ii) determine the type, size and terms of awards to be made to each Participant, including whether or not such awards shall be issued for any consideration and, if issued for consideration, the amount and type of consideration, (iii) determine the consideration to be paid upon exercise of an ISO or NSO, as defined herein, (iv) determine the time when awards will be granted and (v) establish objectives and conditions for awards, including any holding period for awards or securities awarded, the effects of termination of employment or disability on awards, vesting requirements and the form of payment of awards. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate, except that the Committee may not delegate its authority with regard to any matter or action affecting an officer or other person subject to Section 16 of the 1934 Act.

         (d) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company.

3.       ELIGIBILITY.

         (a) Active full-time and part-time key employees of the Company, its subsidiaries and divisions, whether or not directors of the Company, shall be eligible to participate in the Plan; directors of the Company who are not employees are not eligible. Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary, as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder. Options designated as non-qualified options may be granted to officers, key employees and advisors of the Company or of any of its subsidiaries. The Committee, or its delegate, shall designate Participants from among such eligible key employees.

         (b) In determining the eligibility of an individual or person to be granted an award, as well as in determining the number or type of awards to be granted to any individual or group, the Committee shall take into account the position and responsibilities of the individual or persons being considered, the nature and value to the Company or its subsidiaries of his or her or its service and accomplishments, his or her or its present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         (c) Subject to the limits set forth in this Plan, the Committee at any time may grant additional awards to Participants to whom the Committee had previously granted awards, so that a Participant may hold more than one award at the same time.

4.       AWARDS.

         (a) Types. The Committee may authorize awards under the Plan of any one or a combination of: nonqualified stock options ("NSO"), incentive stock options ("ISO"), and restricted stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. All Incentive Stock Options ("ISOs") awarded hereunder are intended to comply with Internal Revenue Code of 1986, as amended ("Code"), Sections 422 and 424 and all provisions of the Plan and all ISOs granted shall be construed to effectuate that intent. Each award shall be subject to the terms and conditions set forth herein and as determined by the Committee. Committee determinations as to eligibility, form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among Participants who receive or are eligible for awards hereunder, whether or not such individuals are similarly situated.

         (b) Guidelines. The Committee may adopt from time to time policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of awards to be made to Participants who are eligible key employees and the conditions for payment of such awards. All awards shall be evidenced by a written agreement between the Participant and the Company in the form and containing the terms and conditions authorized by the Committee.

         (c) Multiple Awards. A Participant may be granted multiple awards under the Plan, and there are no minimum or maximum award amounts, except as limited by section 5(g) hereof.

5.       TERMS OF STOCK OPTIONS.

         The Committee may grant options qualifying as ISOs under the Code and NSOs (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee in accordance with the Treasury Regulations promulgated under Section 422 of the Code. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by reference to, and shall be equal to, the last reported sale price per share of the Common Stock on the Nasdaq National Market (or such other national securities exchange or trading system on which the Common Stock may then be listed or quoted) on the date of exercise (or if no such price is reported on such date, such price as is last reported on the nearest preceding date on which such price is reported). If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations
Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

         (b) Term of Option. The term of each Stock Option shall be fixed by the Committee, provided, however, that each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

         (c) Payment. Stock Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee in accordance with Section 5(a) hereof. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

         (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period. To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (c) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not more than thirty
(30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         (e) Termination of Employment. Except as otherwise provided in this Section 5(e), an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the last day of the third month after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (i) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate on the date the optionee ceases to be an employee of the Company or one of its subsidiaries

                  (ii) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22
(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (iii) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

         (f) Exercisability on Termination of Employment. Except as provided below, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (i) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries because he or she has become permanently disabled, as defined above, shall be exercisable to the full number of shares covered by such option.

                  (ii) In the event of the death of any optionee, the option granted to such optionee may be exercised to the full number of shares covered thereby, whether or not under the provisions of Section 9 hereof the optionee was entitled to do so at the date of his or her death, by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

         (g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not grant, in the aggregate under all plans of the Company, a Participant ISOs that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock with respect to which such ISOs are granted, at the time the ISOs are granted, exceeds $100,000.

6.       TERMS OF RESTRICTED STOCK.

         The Committee may issue shares of Common Stock to a Participant which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe for the award of restricted stock ("RS"):

         (a) Requirement of Employment. A Participant awarded an RS must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the Participant leaves the employment of the Company prior to the end of the Restriction Period, the RS shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion of the RS at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

         (b) Restrictions on Transfer and Legend of Stock Certificates. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contained a legend giving appropriate notice of the restrictions in the grant.

         (c) Custody of Certificates. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for shares of Common Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any award of RS that the Participant shall have delivered a stock power endorsed in blank relating to the RS.

         (d) Lapse of Restrictions. All restrictions imposed under the RS shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The Participant shall then be entitled to have the legend removed from the certificates.

         (e) Dividends. The Committee shall, in its discretion, at the time of the award of RS, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the Participant, or
(ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restriction Period.

7.       SHARES OF STOCK SUBJECT TO THE PLAN.

         (a) Aggregate Shares. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 1,500,000 shares of Common Stock. Shares to be delivered or purchased under the Plan may be either shares of authorized but unissued Common Stock or treasury shares.

         (b) Reacquired Shares. In the event of a lapse, expiration, termination or cancellation of any award granted under the Plan without the issuance of shares or payment of cash, or if shares are issued as RS hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such award may again be used for new awards hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

8.       DILUTION AND OTHER ADJUSTMENTS.

         (a) In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or outstanding awards which may be or have been awarded to any Participant, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Stock Options shall be made without change in the total price applicable to the unexercised portion of such Stock Options and with a corresponding adjustment in the option price per share. Such adjustment shall be conclusive and binding for all purposes of the Plan.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Participants the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding Stock Options or awards in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Participant would have received had the option been exercised (to the extent then exercisable) or the Restricted Period on RS awards had accelerated or lapsed, and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Participant, his or her or its award shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Participant would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with, the provision of Section 5(a) hereof. The Committee shall also have the power and right to accelerate the exercisability of any Stock Options or the lapse of Restricted Periods of RS awards, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any Stock Options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty percent (30%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty percent (30%) or more of the Company's Common Stock outstanding.

         (c) Upon dissolution or liquidation of the Company, all awards granted under this Plan shall terminate, but each option holder shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

         (d) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall authorize the issuance or assumption of an award or awards in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant awards upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old award, or substitution of a new award for the old award, in conformity with the provisions of such Section 424(a) of the Code and the Treasury Regulations thereunder, and any such award shall not reduce the number of shares otherwise available for issuance under the Plan

         (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any award, but in the event any adjustment hereunder of the number of shares covered by the award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

9.       MISCELLANEOUS PROVISIONS.

         (a) Rights as Shareholder. A Participant under the Plan shall have no rights as a holder of Common Stock with respect to awards of Stock Options hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

         (b) Assignment or Transfer. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, awards hereunder are exercisable only by, and payable only to, the Participant or if the Participant is disabled, by the participant's duly appointed guardian or legal representative.

         (c) Requirements for Transfer. No shares of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any Participant upon such Participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. It is intended that all exercises of Stock Options and lapse of restrictions on RS awards shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         (d) Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued pursuant to an award granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any award unless the person holding such award, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she or it is acquiring the shares issued pursuant to the award for his or her or its own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she or it will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an award shall have been granted or exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each Participant such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages arid liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         (e) Withholding Taxes. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of Stock Options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. Alternatively, with the approval of the Committee, which shall have to the sole discretion to grant such approval, the Company may issue or transfer the number of shares of Common Stock under an award net of the number of shares sufficient to satisfy the withholding tax requirements. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. The obligation of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

         (f) No Rights to Awards. No employee or other person shall have any claim or right to be granted an award under the Plan.

         (g) Compliance with Section 16(b). It is intended that the provisions of the Plan and any transactions and each award thereunder to a person subject to the reporting requirements of Section 16(a) of the Act shall comply in all respects with the terms and conditions of Rule l6b-3 under the Securities Exchange Act of 1934 (the "Act"), or any successor provisions. Any agreement granting awards shall contain such provisions as are deemed necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Act, to the extent permitted by law and deemed advisable by the Committee

         (h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award.

         (i) The Right of the Company to Terminate Employment. No provision in the Plan or any award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary or division of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary or division of the Company to terminate his employment or of the right of shareholders of the Company to remove such employee or person as a director at any time for any reason.

         (j) Approval of Shareholders, etc. The Company shall submit the Plan to its shareholders for approval within 12 months of the adoption of the Plan by the Board of Directors; provided further that unless shareholder approval is obtained within said twelve-month period, both the Plan and all outstanding awards shall be rendered immediately void and of no effect. The Committee may grant awards under the Plan prior to such approval, but any such award shall become effective as of the date of grant only upon such approval and, accordingly, no such award may be exercisable prior to such approval.

         (k) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

10.       AMENDMENTS AND TERMINATION.

          The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

          Unless the holders of at least a majority of the outstanding shares of Common Stock of the Company shall have first approved thereof, no amendment of the Plan shall be effective that would increase the maximum number of shares which may be delivered under the Plan or to any one individual or extend the maximum period during which awards may be granted under the Plan or make such other changes in the Plan which would require shareholder approval pursuant to Rule 16b-3 under the 1934 Act.

          With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

11.       EFFECTIVE DATE AND TERM OF PLAN.

          The Plan shall become effective on the date it is approved by the stockholders of the Company. No awards shall be made under the Plan after April 1, 2012. The Plan will continue in effect for existing awards so long as any such award is outstanding.

--------------------------------------------------
           SOUTHERN ENERGY HOMES, INC.                1. Election of Directors
--------------------------------------------------
                                                                                                            For All   With-  For All
                                                                                                            Nominees  hold   Except
                                                      WENDELL L. BATCHELOR       CLINTON O. HOLDBROOKS        [ ]      [ ]     [ ]
                                                      KEITH W. BROWN             JOHNNY R. LONG
                                                      LOUIS C. HENDERSON, JR.    A.C. (DEL) MARSH
                                                      KEITH O. HOLDBROOKS        JAMES A. TAYLOR

CONTROL NUMBER:
RECORD DATE SHARES:                                   Note: If you do not wish your shares voted "For" a particular nominee(s), mark the "For All Except" box and strike a line through the name(s) of such nominee(s).  Your shares will be voted for the remaining nominee(s).

                                                      2.  Amending the certificate of incorporation to apply section 203 of the Delaware General Corporation Law.

                                                      3. Approval of the 2002 Incentive Award Plan.

                                                      4. In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

                                                      Mark box at right if you plan to attend the Meeting in person.           [ ]
                                       -----------
Please be sure to sign and date this       Date
Proxy.
--------------------------------------------------
                                                      Mark box at right if an address change or comment has been noted on
                                                      the reverse side of this card.                                           [ ]
Stockholder sign here           Co-owner sign here
--------------------------------------------------

                           SOUTHERN ENERGY HOMES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 21, 2002.

Thank you in advance for your prompt consideration of these matters.

Yours very truly,

Southern Energy Homes, Inc.

                           SOUTHERN ENERGY HOMES, INC.

The undersigned hereby appoints Keith O. Holdbrooks with full power of substitution, proxies to represent the undersigned at the 2001 Annual Meeting of Stockholders of SOUTHERN ENERGY HOMES, INC. to be held May 21, 2002 at 10:00 a.m. at the offices of The Banc Corporation, located at 17 North 20th Street, Birmingham, Alabama, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of SOUTHERN ENERGY HOMES, INC. standing in the name of the undersigned upon the matters set forth in the Notice and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS TWO AND THREE. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS TWO AND THREE.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

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PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
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Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

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